UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014 (April 30, 2014)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.02. Results of Operations and Financial Condition.

On April 30, 2014, State Auto Financial Corporation (the “Company”) issued a press release disclosing the Company’s results of operations for the three-month period ended March 31, 2014 (the “Release”). The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Release included a non-GAAP financial measure, net income (loss) from operations per diluted share. Net income (loss) from operations differs from GAAP net income (loss) only by the exclusion of realized capital gains (losses), net of applicable taxes, on investment activity for the periods being reported. For the three-month periods ended March 31, 2014 and 2013, GAAP net income (loss) was $0.66 per diluted share and $0.49 per diluted share, respectively, while net income (loss) from operations was $0.49 per diluted share and $0.38 per diluted share for the same respective periods. For the three-month periods ended March 31, 2014 and 2013, realized capital gains, net of applicable taxes, increased the GAAP net income per diluted share by $0.17 and $0.11, respectively.

Management uses net income (loss) from operations because it believes this calculation better indicates the Company’s operating performance than GAAP net income (loss) in that net income (loss) from operations excludes the sometimes volatile realized capital gains/losses, net of applicable federal income taxes, that can produce inconsistent results.

The Release also included non-GAAP financial measures as to the combined ratio and book value per share. The GAAP combined ratio for the three-month period ended March 31, 2014, was 99.2. Excluding the impact of the homeowners quota share arrangement(1), the combined ratio for the three-month period ended March 31, 2014 would have been 96.5. The book value per share at March 31, 2014 was $20.05. Excluding the reduction caused by the deferred tax asset valuation allowance of $1.84 per share at March 31, 2014, the book value per share would have been $21.89. Management believes these non-GAAP financial measures provide investors with meaningful information concerning the Company’s combined ratio and book value per share for the three-month period ended March 31, 2014.

(1)	Homeowners quota share arrangement: On December 31, 2011, the State Auto Group entered into a quota share reinsurance agreement with a syndicate of unaffiliated reinsurers covering its homeowners book of business.

Section 7. Regulation FD

Item 7.01. Regulation FD Disclosure.

The Company’s management conducted a conference call on April 30, 2014, at approximately 11:00 a.m., ET, to review the Company’s financial results for the three-month period ended March 31, 2014, and to respond to questions from interested investors and financial analysts. A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In addition to the Consolidated Statements of Income and reconciliation schedules included with the Release, the Company makes available on its website additional supplemental schedules containing financial information for the Company. This information is available at www.stateauto.com by clicking “News Releases” under the “Investors” tab.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on April 30, 2014, regarding results of operations for the three-month period ended March 31, 2014.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 6, 2014	By	/s/ Steven E. English
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on April 30, 2014, regarding results of operations for the three-month period ended March 31, 2014.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on April 30, 2014.